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                                                                         Ex.10.b

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A of MFS Sector Rotational Fund (formerly Penn Street Sector Rotational Fund), of our report dated November 17, 2006 on the financial statements and financial highlights included in the October 31, 2006 Annual Report to the Shareholders of the above referenced fund.

We further consent to the references to our firm under the heading "Financial Highlights Information" in the Prospectus.


                                        BRIGGS, BUNTING & DOUGHTERTY, LLP


                                        BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 26, 2007